Exhibit 1.2

Execution Version

LEXINGTON REALTY TRUST

Up to $164,743,985 of Shares of Beneficial Interest Classified as Common Shares

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

Dated: March 14, 2019

EXHIBITS

Exhibit A	-	Form of Placement Notice
Exhibit B	-	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	-	Compensation
Exhibit D	-	Subsidiaries of the Company
Exhibit E	-	Officer Certificate of Company
Exhibit F-1	-	Form of Opinion of Company Counsel
Exhibit F-2	-	Form of Negative Assurance Letter of Company Counsel
Exhibit F-3	-	Form of Tax Opinion of Company Counsel
Exhibit G	-	Form of Opinion of Maryland Counsel
Exhibit H	-	Schedule of Free Writing Prospectuses

i

LEXINGTON REALTY TRUST

Up to $164,743,985 of Shares of Beneficial Interest Classified as Common Stock

AMENDED AND RESTATED

EQUITY DISTRIBUTION AGREEMENT

March 14, 2019

KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, Ohio 44114

Ladies and Gentlemen:

THIS AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT (this “Agreement”) is made as of March 14, 2019, by and between Lexington Realty Trust, a Maryland real estate investment trust (the “Company”) and KeyBanc Capital Markets Inc. (“KeyBanc”).

RECITALS

WHEREAS, the Company, Lepercq Corporate Income Fund L.P., a Delaware limited partnership (“LCIF”), Lepercq Corporate Income Fund II L.P., a Delaware limited partnership (“LCIF II”) and KeyBanc were parties to that certain Equity Distribution Agreement dated January 11, 2013 (the “Original Equity Distribution Agreement”), pursuant to which the Company implemented an at-the-market offering program (the “ATM Program”) pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-183645), including a base prospectus dated August 30, 2012, and a prospectus supplement dated January 11, 2013, each specifically relating to the remaining unissued and unsold Securities included as part of such registration statement, under which the Company could issue up to $100,000,000 of shares of beneficial interest of the Company (the “Securities”), classified as common stock, par value $0.0001 per share (the “Common Shares”) over the term of the ATM Program.

WHEREAS, subsequent to such date, LCIF and LCIF II completed a merger pursuant to which LCIF was the surviving entity and, following such merger, the Company, LCIF, and KeyBanc entered into an amendment to the Original Equity Distribution Agreement on November 23, 2016 to reflect such merger, to increase the aggregate sale price (the “Maximum Amount”) from $100,000,000 to $125,000,000, and to make other revisions mutually acceptable to the parties (collectively, the “First Amendment” and together with the Original Equity Distribution Agreement, the “Amended EDA”);

WHEREAS pursuant to the Amended EDA, the Company continued the ATM Program pursuant to an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3ASR (File No. 333-206411) (“2015 Shelf Registration Statement”), including a base prospectus dated August 14, 2015, and prospectus supplements dated November 23, 2016, and August 28, 2017 under which the Company could issue up to $125,000,000 of Securities over the term of the ATM Program.

WHEREAS, prior to the date of this Agreement, the Company has sold $64,743,985 of the Securities with $60,256,015 remaining unissued and unsold;

WHEREAS, the parties have agreed that LCIF should no longer be a party to this Agreement;

1

WHEREAS, the Company and KeyBanc desire to amend and restate the terms of the Amended EDA as set forth herein to, among other things, (i) increase the Maximum Amount from $125,000,000 to $164,743,985, of which $100,000,000 will be unissued and unsold as of the date of this Agreement and (ii) make further revisions to the terms of the Amended EDA;

WHEREAS, the 2015 Shelf Registration Statement expired and was replaced by an automatic shelf registration statement on Form S-3ASR (File No. 333-223257), including a base prospectus dated February 27, 2018, as amended by post-effective Amendment No.1 on Form POS ASR dated March 14, 2019, relating to certain securities, including the Securities to be issued pursuant to this Agreement, and has prepared a prospectus supplement dated March 14, 2019, specifically relating to the remaining unissued and unsold Securities and the additional Securities approved pursuant to this amendment and restatement;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and KeyBanc have agreed to amend and restate the Amended EDA as follows:

Section 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through KeyBanc, acting as agent and/or principal, Common Shares, having an aggregate sale price of up to $164,743,985 (the “Maximum Amount”), of which $100,000,000 remains unissued and unsold as of the date of this Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and KeyBanc shall have no obligation in connection with such compliance. The issuance and sale of the Securities through KeyBanc will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has prepared and filed with the Commission, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3ASR (File No. 333-223257), to be used in connection with the public offering and sale of certain securities of the Company, including the Securities, under the Securities Act, which became effective when filed on February 27, 2018 pursuant to Rule 462(e) under the Securities Act, including a base prospectus (the “Base Prospectus”) dated February 27, 2018, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the remaining unissued and unsold Securities dated March 14, 2019 (the “Prospectus Supplement”) to the Base Prospectus, to be included as part of such registration statement. The Company will furnish to KeyBanc, for use by KeyBanc, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, is herein called the “Registration Statement.” The Base Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), as supplemented by its Interactive Data Electronic Applications system.

2

The Company has also entered into a separate equity distribution agreement (the “Alternative Distribution Agreement”), dated as of even date herewith, with Jefferies LLC (the “Alternative Manager”).

Section 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify KeyBanc by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities that may be issued or the proceeds to be received from the sale of the Securities (the “Placement Securities”), the time period during which sales are requested to be made (the “Selling Period”), any limitation on the number of Securities that may be sold in any one day or in such time period and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum required sales parameters as well as certain optional additional parameters is attached hereto as Exhibit A: provided, however, that prior to delivery of such Placement Notice, the Selling Period for any previous Placement Notice shall have expired or been terminated. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on Exhibit B) attached hereto, as such may be amended from time to time, and shall be addressed to each of the individuals from KeyBanc set forth on Exhibit B, as such Exhibit B may be amended from time to time. The Placement Notice shall be effective upon receipt by KeyBanc unless and until (1) in accordance with the notice requirements set forth herein, KeyBanc declines to accept the terms contained therein for any reason, in its sole discretion, (2) the entire amount of the Placement Securities have been sold, (3) the time period during which sales are requested to be made has expired as provided in the Placement Notice, (4) in accordance with the notice requirements set forth herein, the Company suspends or terminates the Placement Notice, (5) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (6) the Agreement has been terminated under the provisions of Section 12 or (7) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to KeyBanc, when KeyBanc is acting as agent, in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C attached hereto; provided, however, in the event the Company engages KeyBanc for a sale of Securities that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and KeyBanc will separately agree to compensation that is customary with respect to such transaction at the time of any such transaction. The amount of any commission, discount or other compensation to be paid by the Company to KeyBanc and any other terms and conditions when KeyBanc is acting as principal, in connection with the sale of the Placement Securities shall be as separately agreed between the parties hereto at the time of any such sales. It is expressly acknowledged and agreed that neither the Company nor KeyBanc will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to KeyBanc and either (i) KeyBanc accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an acceptance pursuant to the terms set forth above (the “Acceptance”), and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

3

Section 3. Sale of Placement Securities by KeyBanc.

Subject to the provisions of Section 6(a), KeyBanc, during the Selling Period, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). KeyBanc will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to KeyBanc pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by KeyBanc (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), KeyBanc covenants and agrees not to make any sales of the Placement Securities, except by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), KeyBanc may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions; provided that such sales comply with the section entitled “Plan of Distribution” contained in the Registration Statement and the Prospectus. For the purposes hereof, “Trading Day” means any day on which shares of Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

Section 4. Suspension of Sales.

The Company or KeyBanc may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under the Alternative Distribution Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

Section 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company hereby represents and warrants to KeyBanc as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with KeyBanc, as follows:

4

(1) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(2) At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, at each deemed effective date of the Registration Statement with respect to KeyBanc pursuant to Rule 430B(f)(2) of the Securities Act and at each Settlement Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(3) The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Settlement Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or, when considered together with the Registration Statement and the Prospectus and all amendments and supplement thereto, and all other Issuer Free Writing Prospectuses and all amendments and supplements thereto, will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at such time, not misleading.

(5) The representations and warranties set forth in the preceding paragraphs 2, 3 and 4 shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, or any Issuer Free Writing Prospectus relating to the Securities, made in reliance upon and in conformity with information furnished to the Company in writing by KeyBanc expressly for use therein.

(6) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at each Applicable Time and (c) at each Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5

(7) At the time of filing, the Registration Statement and at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or Form of Prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.

(8) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described or filed as required; there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary (as defined below) is subject that are required to be described in the Registration Statement or the Prospectus and are not so described; there are no statutes or regulations applicable to the Company or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any Subsidiary of a character required to be disclosed that are not so described therein as required; all agreements between the Company or any Subsidiary and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company or the Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and by general equity principles; there are no business relationships or related-party transactions involving the Company or any Subsidiary required to be described in the Registration Statement and the Prospectus which have not been so described as required.

(9) Deloitte & Touche LLP, who audited the financial statements and supporting schedules of the Company and its Subsidiaries for its fiscal years ended December 31, 2018 and 2017, which are included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”). KPMG LLP, who audited the financial statements and supporting schedules of the Company and its Subsidiaries for its fiscal year ended December 31, 2016, which are included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the PCAOB.

6

(10) The financial statements of the Company and its Subsidiaries, (collectively, the “Company Financial Statements”), included or incorporated by reference in the Registration Statement and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), which are incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the Exchange Act, except as disclosed therein, and that unaudited financial statements may not contain all footnotes required by GAAP and subject, in the case of unaudited financial statements, to normal year-end audit adjustments. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. There are no financial statements or schedules required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act, which are not so included or incorporated. If applicable, the unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Registration Statement or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No pro forma financial information is required to be included or incorporated by reference in the Registration Statement or the Prospectus which is not so included or incorporated. Any non-GAAP financial measures, as defined under Regulation G of the Securities Act, included or incorporated by reference in the Registration Statement and the Prospectus are permitted for use in documents filed with the Commission and comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The ratio of earnings to fixed charges contained in the Registration Statement and the Prospectus has been calculated in accordance with Item 503(d) of Regulation S-K. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(11) Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, investment portfolio, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Company or the Subsidiaries, which are material with respect to the Company and the Subsidiaries, considered as one enterprise, and (C) except as disclosed in the Company’s press releases, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(12) The Company has been duly organized and is an existing statutory real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (trust or other) to own and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(13) Exhibit 21 of the Company’s most recent Annual Report on Form 10-K, attached hereto as Exhibit D (which may be modified from time to time by the Company upon notice to KeyBanc in writing), is a true, correct and complete list of all of the subsidiaries of the Company controlled directly or indirectly by the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), including the jurisdiction of incorporation or organization of each such Subsidiary and each Subsidiary that is a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X. For the avoidance of doubt, the term “Subsidiary” as used in this Agreement and the Exhibits hereto includes, without limitation, LCIF. The Company hereby represents and warrants that no “significant subsidiary” as defined by Rule 1-02 of Regulation S-X has been formed by the Company since the date of Exhibit D.

7

(14) Each Subsidiary has been duly incorporated or formed, as the case may be, and each is existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate, partnership, trust or other) to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, each Subsidiary is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the equity interests of each Subsidiary owned by the Company or another Subsidiary, directly or through subsidiaries, are owned free from security interests, liens, claims, encumbrances and defects, except (i) as disclosed in the Registration Statement and the Prospectus or (ii) where such security interests, liens, claims, encumbrances and defects would not have a Material Adverse Effect. Immediately prior to the consummation of the transactions contemplated hereby and the application of the Net Proceeds from the sale of the Securities, the Company owns the sole general partnership interest and a majority of the limited partnership interests in LCIF.

(15) The Company’s authorized and issued capitalization is as set forth in the documents incorporated by reference in the Registration Statement and the Prospectus and has not changed, except for (i) subsequent issuances, if any, pursuant to this Agreement or the Alternative Distribution Agreement or pursuant to reservations, agreements, benefit plans or other plans and arrangements referred to, or incorporated by reference, in the Registration Statement and the Prospectus, (ii) purchases of securities pursuant to the Company’s announced stock repurchase program referred to, or incorporated by reference, in the Registration Statement and the Prospectus and (iii) such other changes as are referred to, or incorporated by reference, in the Registration Statement and Prospectus; this Agreement and the issuance and sale of the Securities hereunder has been duly authorized by all appropriate action of the Company, all outstanding shares of beneficial interest of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on each Settlement Date, such Securities will be, validly issued, fully paid and non-assessable and will conform to the description thereof contained the Registration Statement and the Prospectus; the issued and outstanding units of limited partnership interest in LCIF (the “Units”) have been duly authorized by LCIF and have been validly issued in accordance with the Partnership Agreement of LCIF; all of the issued and outstanding shares of beneficial interest of the Company and outstanding Units have been offered, sold and issued by the Company or LCIF in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Registration Statement, the Prospectus and the Company’s Amended and Restated Dividend Reinvestment and Direct Share Purchase Plan, filed with the Commission on an automatic shelf registration statement on Form S-3ASR on December 24, 2015, as supplemented by the prospectus supplement dated August 28, 2017, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial interest of the Company.

8

(16) Except as described in the Registration Statement and the Prospectus or as provided herein, there are no contracts, agreements or understandings between the Company or the Subsidiaries and any person that would give rise to a valid claim against the Company or KeyBanc for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Placement Securities.

(17) Except as described in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company or the Subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(18) The Securities will be approved for listing on the NYSE on or prior to the first Settlement Date, subject to final notice of issuance.

(19) No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement including the valid authorization, issuance, sale and delivery of the Securities, except such as may be required under the Securities Act, the Exchange Act, the rules of the NYSE and state securities laws.

(20) The execution, delivery and performance of this Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their properties, or any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the Properties, as defined below, of the Company or any Subsidiary is subject, or the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company or any Subsidiary, and the Company has full power and authority to authorize, issue, sell and deliver the Securities as contemplated by this Agreement.

(21) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(22) Except as described in the Registration Statement and the Prospectus, the Company, its Subsidiaries, and the joint ventures in which the Company and its Subsidiaries have an ownership interest, have good and marketable title to all real properties and all other properties and assets owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects, except where the existence of any lien, encumbrance or defect would not have a Material Adverse Effect; the Company or the Subsidiary has obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties, except where the failure to obtain such owner’s title insurance policy would not have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, the Company and the Subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the invalidity or unenforceability of such leases, individually or collectively, would not have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or part of any Property or any interest therein for other than the fair market value, except where the exercise of such option or right would not have a Material Adverse Effect; neither the Company nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

9

(23) The Company and the Subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Registration Statement and the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(24) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(25) The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, the material inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property as being owned or licensed by them and which are necessary for the conduct of their respective businesses as currently conducted (collectively, “Intellectual Property”), and the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property as licensed to the Company or the Subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property. Except as would not be reasonably likely to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any Subsidiary infringes or otherwise violates, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and the Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company or any Subsidiary is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or such Subsidiary, as applicable. None of the Intellectual Property or material technology (including information technology and outsourced arrangements) owned or employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any material contractual obligation binding on the Company or the relevant Subsidiary or, to the knowledge of the Company, otherwise in material violation of the rights of any persons.

10

(26) Except as (x) otherwise described in the Registration Statement and the Prospectus or (y) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company, the Properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, “Environmental Laws”), and the Company and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or any Subsidiary; or that the Company or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company or any Subsidiary is liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards. In the ordinary course of its business, the Company and the Subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries.

(27) Except as described in the Registration Statement and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective Properties that, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the offering, issuance, sale and delivery of the Securities; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated.

11

(28) The Company has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s knowledge, neither the Company nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company or any of the Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, or any of the Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(29) Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, neither will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(30) [intentionally omitted]

(31) The Company and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (A) its respective declaration of trust, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or (B) in the performance or observance of any material obligation, agreement, covenant or condition contained in any material license, indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company or such Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of (B) where such breach, default or event would not have a Material Adverse Effect.

(32) Each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon, except where failure to so file or pay would not have a Material Adverse Effect; and no tax deficiency has been asserted against the Company or any Subsidiary, nor, to the knowledge of the Company, is any tax deficiency likely to be asserted against the Company or any Subsidiary; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

12

(33) Commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), and the Company’s current and proposed method of operations will enable it to continue to meet the requirements for taxation as a REIT under the Code; no transaction or other event has occurred which could reasonably be expected to cause the Company not to be able to qualify as a REIT for its taxable years ending December 31, 2018 or future years.

(34) [intentionally omitted]

(35) [intentionally omitted]

(36) Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(37) There are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the executive officers or trustees of the Company or any of their family members.

(38) In connection with the offering of any Securities pursuant to a Placement Notice, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act; the Company and its affiliates have not distributed and will not distribute, prior to the completion of the distribution of any Securities pursuant to a Placement Notice, any written offering materials in connection with the offer and sale of the Securities pursuant to that Placement Notice other than (i) the Registration Statement, (ii) the Prospectus, (iii) the Issuer Free Writing Prospectuses set forth on Exhibit H hereto, if any, and (iv) any other Issuer Free Writing Prospectus, which KeyBanc consents in writing to the Company’s use in connection with the offer of the Securities.

(39) None of the entities which prepared appraisals of the Properties or Phase I environmental assessment reports with respect to such Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any Subsidiary, and none of their trustees, managers, officers or employees is connected with the Company or any Subsidiary as a promoter, selling agent, voting trustee, officer or employee.

(40) The Company is in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended from time to time.

(41) The Company is in material compliance with the current listing standards of the NYSE and has made all material filings and/or certifications to the NYSE on a timely basis.

13

(42) The Common Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Subsection (c)(1) of such Rule.

(43) The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(44) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Company’s most recent Annual Report on Form 10-K and any of the Company’s Quarterly Reports on Form 10-Q filed subsequent to such Annual Report, which are incorporated by reference into the Registration Statement and the Prospectus, accurately and fully describes, or will when filed accurately and fully describe, in each case in all material respects: (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”), (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of trustees, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company’s independent accountants with regard to such disclosure.

(45) Since the date of the filing of the Company’s most recent Annual Report on Form 10-K, the Company’s auditors and the audit committee of the board of trustees of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(46) Since the date of the filing of the Company’s most recent Annual Report on Form 10-K, except as disclosed in the Registration Statement and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such control over financial reporting.

(47) Neither the Company’s nor any Subsidiary’s performance of its respective obligations under its joint venture agreements nor the consummation of any transactions contemplated thereby nor the fulfillment of the terms thereof by the Company or a Subsidiary will conflict with or, result in a breach or violation of (A) the charter, by-laws, partnership agreement, operating agreement, limited liability company certificate or certificate of limited partnership of the Company or any Subsidiary; (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such Subsidiary is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its or their properties or, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except in the case of (B) and (C) where such conflict, breach, violation, creation or imposition, as the case may be, would not have a Material Adverse Effect.

14

(48) The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Declaration of Trust and By-laws of the Company and the requirements of the NYSE.

(49) The Securities will conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus. The Common Shares conform to all statements relating thereto contained or incorporated by reference in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(50) Each of the Company and the Subsidiaries has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of applicable law.

(51) Neither the Company nor any Subsidiary, nor any trustee, director or officer of the Company or any Subsidiary, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any such Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and the Subsidiaries and, to the knowledge of the Company, their affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(52) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

15

(53) Neither the Company nor any of the Subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company and the Subsidiaries will not directly or indirectly use the proceeds from the sale of Common Shares under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(54) Except as set forth in the Company’s financial statements, each of the Company and the Subsidiaries do not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended and the regulations and published interpretations thereunder (collectively, “ERISA”), or Section 4975 of the Code.

(55) Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(56) Except as disclosed in the Registration Statement and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to KeyBanc or any of its affiliates.

(57) The Company acknowledges and agrees that KeyBanc has informed the Company that KeyBanc may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Shares for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by KeyBanc in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by KeyBanc in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent KeyBanc may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(58) All of the information provided pursuant to this Agreement, if any, to KeyBanc or to counsel for KeyBanc by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110, 5190 and NASD Conduct Rule 2720 is true, complete and correct in all material respects. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i). Neither the Company nor any of its Affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with any member firm of FINRA.

16

(59) Neither the Company nor any Subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

(60) Except as otherwise disclosed in the Prospectus, the Company and the Subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company or such Subsidiary or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company and the Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or the Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, nor the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by either the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(61) Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(62) The Company and the Subsidiaries’ material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or any other piece of information that reasonably allows for the identification of such natural person or his or her family. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for those that may be remedied without any material cost to the Company. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

17

(63) The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary, to the knowledge of the Company: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(b) Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to KeyBanc or to counsel for KeyBanc shall be deemed a representation and warranty by the Company or such Subsidiary to KeyBanc as to the matters covered thereby.

Section 6. Sale and Delivery to KeyBanc; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon KeyBanc’s acceptance of the terms of a Placement Notice or upon receipt by KeyBanc of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, KeyBanc, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities at market prevailing prices (unless otherwise provided in the applicable Placement Notice) up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that KeyBanc will be successful in selling Placement Securities, (ii) KeyBanc will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason (other than due to a breach of its covenants contained in this Agreement) and (iii) KeyBanc shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by KeyBanc in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

18

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by KeyBanc at which such Placement Securities were sold, after deduction for (i) KeyBanc’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to KeyBanc hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting KeyBanc’s or its designee’s account (provided KeyBanc shall have given the Company written notice of such designee at least one full business day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, KeyBanc will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on or before a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold KeyBanc harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable out-of-pocket legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to KeyBanc any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. Certificates for any certificated Securities shall be in such denominations and registered in such names as KeyBanc may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and the Alternative Distribution Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to KeyBanc in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to KeyBanc in writing. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreement shall not exceed the Maximum Amount.

(f) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Securities pursuant to this Agreement and the Alternative Distribution Agreement shall only be effected by or through only one of KeyBanc or the Alternative Manager on any single given day, but in no event by more than one, and the Company shall in no event request that KeyBanc and the Alternative Manager sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

19

(g) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to KeyBanc given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and KeyBanc shall not be obligated to offer or sell any Securities, (i) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(h), at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(h) If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to KeyBanc (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to KeyBanc, and obtain the consent of KeyBanc to the filing thereof (such consent not to be unreasonably withheld), (ii) provide KeyBanc with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p), (q) and (r); respectively, (iii) afford KeyBanc the opportunity to conduct a due diligence review in accordance with Section 7(m) and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 and (B) this Section 6(h) shall in no way affect or limit the operation of the provisions of clause (i) of Section 6(g), which shall have independent application.

Section 7. Covenants of the Company. The Company covenants with KeyBanc as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by KeyBanc under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify KeyBanc promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon KeyBanc’s request, any amendments or supplements to the Registration Statement or Prospectus that, in KeyBanc’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by KeyBanc (provided, however, that the failure of KeyBanc to make such request shall not relieve the Company of any obligation or liability hereunder, or affect KeyBanc’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file with the Commission any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to KeyBanc within a reasonable period of time before the filing and KeyBanc has not reasonably objected thereto (provided, however, that the failure of KeyBanc to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect KeyBanc’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to KeyBanc at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

20

(b) Notice of Commission Stop Orders. The Company will advise KeyBanc, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to KeyBanc and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (other than any documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as KeyBanc may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any documents (other than the Prospectus) to KeyBanc to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to KeyBanc will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for KeyBanc or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify KeyBanc to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to KeyBanc such number of copies of such amendment or supplement as KeyBanc may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or, together with the Registration Statement and Prospectus, taken as a whole, included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify KeyBanc to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

21

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with KeyBanc, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as KeyBanc may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to KeyBanc the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by KeyBanc under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

22

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. The Company will not, without (i) giving KeyBanc prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) KeyBanc suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by KeyBanc in light of the proposed sale as provided by Section 4 hereof, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Common Shares to be offered and sold through KeyBanc pursuant to this Agreement or the Alternative Manager pursuant to the Alternative Distribution Agreement or pursuant to any terms agreement entered into pursuant to this Agreement or the Alternative Distribution Agreement, (B) any Common Shares issued by the Company upon (x) the exercise of an option or warrant or (y) the conversion of a security, in either case outstanding on the date hereof and referred to (by incorporation by reference or otherwise) in the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan, direct stock purchase plan or dividend reinvestment plan referred to in the Prospectus, (E) any limited partner interests in LCIF that are issued in exchange for real property or interests therein in the ordinary course of business, or (F) any Common Shares issuable upon conversion of Units.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise KeyBanc promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to KeyBanc pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by KeyBanc or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as KeyBanc may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and/or in a Current Report on Form 8-K, the number of Placement Securities sold through KeyBanc, the Net Proceeds to the Company and the compensation payable by the Company to KeyBanc with respect to such Placement Securities.

23

(o) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(2) at any other time reasonably requested by KeyBanc (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”),

The Company shall furnish KeyBanc with a certificate, in the form attached hereto as Exhibit E within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) including with respect to clause (2) above, shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide KeyBanc with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or KeyBanc sells any Placement Securities, the Company shall provide KeyBanc with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(p) Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to KeyBanc (i) a written opinion of Paul Hastings LLP (“Company Counsel”), or other counsel satisfactory to KeyBanc, in form and substance satisfactory to KeyBanc and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibits F-1, F-2 and F-3, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, and (ii) a written opinion of Venable LLP, Maryland counsel for the Company (“Maryland Counsel”), or other counsel satisfactory to KeyBanc, in form and substance satisfactory to KeyBanc and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached as Exhibit G, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish KeyBanc with a letter (a “Reliance Letter”) to the effect that KeyBanc may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

24

(q) Agent Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, KeyBanc shall have received the favorable opinion of Goodwin Procter LLP, counsel to KeyBanc, dated as of such date, in customary form and substance satisfactory to KeyBanc, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(r) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish KeyBanc letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to KeyBanc, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letters after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that KeyBanc will accept a certificate from the Chief Financial Officer of the Company, in a form satisfactory to KeyBanc, in lieu of a Comfort Letter from KPMG LLP.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Securities pursuant to a Placement Notice or (ii) sell, bid for, or purchase any Securities to be issued and sold pursuant to a Placement Notice, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to a Placement Notice, in each case in violation of applicable law and other than KeyBanc or the Alternative Manager; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t) Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except in each case where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

25

(u) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries will, at any time prior to the termination of this Agreement, be required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(w) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and KeyBanc in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than KeyBanc and the Alternative Manager each in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by KeyBanc as principal or agent hereunder.

(x) Sarbanes-Oxley Act. The Company and its Subsidiaries will use their best efforts to comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(y) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify KeyBanc and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(z) REIT Treatment. The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code for so long as the Company intends to so qualify.

(aa) KeyBanc’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, other than any such amendment or supplement occurring solely as a result of the incorporation by reference of any report filed under the Exchange Act (unless such supplement or amendment relates to an event reported on Form 8-K which otherwise triggers a Representation Date), the Company shall furnish to KeyBanc for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without KeyBanc’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

26

Section 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to KeyBanc of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to KeyBanc, including any stock or other transfer taxes and any capital duties, stamp duties or other similar duties or taxes payable upon the sale, issuance or delivery of the Placement Securities (other than taxes on the income or commissions of KeyBanc) to KeyBanc, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for KeyBanc in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to KeyBanc of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by KeyBanc to investors, (vii) the preparation, printing and delivery to KeyBanc of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to KeyBanc in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (xi) the reasonable disbursements of counsel for KeyBanc in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 9 or Section 12(a)(i) hereof, the Company shall reimburse KeyBanc for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for KeyBanc.

Section 9. Conditions of KeyBanc’s Obligations. The obligations of KeyBanc hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any of its Subsidiaries of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus that have not been so made; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, which has not been lifted; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, which has not been lifted; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus (together with the Registration Statement and Prospectus), it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

27

(c) No Misstatement or Material Omission. KeyBanc shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in KeyBanc’s reasonable opinion is material, or omits to state a fact that in KeyBanc’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e) Opinions of Counsel for Company. KeyBanc shall have received the favorable opinions of Company Counsel, Maryland Counsel and the General Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f) Representation Certificate. KeyBanc shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g) Opinion of Counsel for KeyBanc. KeyBanc shall have received the favorable opinion of Goodwin Procter LLP, required to be delivered pursuant to Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(h) Accountant’s Comfort Letter. KeyBanc shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of Comfort Letter is required pursuant to Section 7(r).

(i) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

(j) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for KeyBanc shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

28

(m) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by KeyBanc by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 16 and 20 hereof shall survive such termination and remain in full force and effect.

Section 10. Indemnification and Contribution.

(a) Indemnification of KeyBanc. The Company agrees to indemnify and hold harmless KeyBanc, its officers and employees, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its selling agents and each person, if any, who controls KeyBanc within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company;

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by KeyBanc), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by KeyBanc expressly for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. KeyBanc agrees to indemnify and hold harmless the Company, its trustees, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by KeyBanc expressly for use therein.

29

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by KeyBanc, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for the fees and expenses of counsel in accordance with such request prior to the date of such settlement.

(e) Contribution.

(1) If the indemnification provided for in this Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and KeyBanc, on the other hand, from the offering of the Placement Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of KeyBanc, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

30

(2) The relative benefits received by the Company, on the one hand, and KeyBanc, on the other hand, in connection with the offering of the Placement Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total Net Proceeds from the offering of the Placement Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by KeyBanc, in each case, as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Placement Securities as set forth on such cover.

(3) The relative fault of the Company, on the one hand, and KeyBanc, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by KeyBanc and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(4) The Company and KeyBanc agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(5) Notwithstanding the provisions of this Section 10, KeyBanc shall not be required to contribute any amount in excess of the amount by which the total price at which the Placement Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which KeyBanc has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(6) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(7) For purposes of this Section 10, each person, if any, who controls KeyBanc within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and KeyBanc’s affiliates and selling agents shall have the same rights to contribution as KeyBanc, and each trustee of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of KeyBanc or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to KeyBanc.

31

Section 12. Termination of Agreement.

(a) Termination; General. KeyBanc may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of KeyBanc, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by KeyBanc. KeyBanc shall have the right, by giving three (3) days notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through (1) KeyBanc on the terms and subject to the conditions set forth herein or any Placement Notice or (2) the Alternative Manager through the Alternative Distribution Agreement on the terms and subject to the conditions set forth therein or any Placement Notice.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by KeyBanc or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 16 and Section 20 hereof shall survive such termination and remain in full force and effect.

Section 13. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to KeyBanc shall be directed to KeyBanc at KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio, Attention: Equity Syndicate, with a copy to Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, Attention: Mark Schonberger, Esq.; notices to the Company shall be directed to it at Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119, Attention: Joseph S. Bonventre, Esq., General Counsel, fax no. (212) 594-6600, with a copy to Paul Hastings LLP, 1170 Peachtree Street NE #100, Atlanta, GA 30309, Attention: Elizabeth Noe., fax no. (404) 685-5287.

32

Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon KeyBanc, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than KeyBanc, the Company, and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of KeyBanc, the Company, and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from KeyBanc shall be deemed to be a successor by reason merely of such purchase.

Section 15. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

Section 16. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17. Effect of Headings. The Section and Exhibit Headings herein are for convenience only and shall not affect the construction hereof.

Section 18. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“Commission” means the Securities and Exchange Commission.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d) (8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H hereto, in each case in the form furnished (electronically or otherwise) to KeyBanc for use in connection with the offering of the Securities.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

33

Section 19. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of KeyBanc, and KeyBanc represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (as defined below), required to be filed with the Commission. Any such free writing prospectus consented to by KeyBanc or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

Section 20. Absence of Fiduciary Relationship. The Company hereby acknowledges and agrees:

(a) KeyBanc is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and KeyBanc, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not KeyBanc has advised or is advising the Company on other matters, and KeyBanc has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by KeyBanc;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) KeyBanc has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that KeyBanc and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and KeyBanc has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against KeyBanc for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that KeyBanc shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

Section 21. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and KeyBanc hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

34

Section 22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Representative that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Representative of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Representative that is a Covered Entity or a BHC Act Affiliate of such Representative becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Representative are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows.]

35

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between KeyBanc and the Company in accordance with its terms.

Very truly yours,

LEXINGTON REALTY TRUST

By:	/s/Joe Bonventre
Name:	Joe Bonventre
Title:	Executive Vice President

CONFIRMED AND ACCEPTED, as of the
date first above written:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Paul Hodermarsky
Name:	Paul Hodermarsky
Title:	Managing Director

CONFIRMED, as of the
date first above written, solely
for the purpose of acknowledging
that it is no longer a party to this
Agreement:

LEPERCQ CORPORATE INCOME FUND L.P.

By: Lex GP-1 Trust, its General Partner

By:	/s/ Joe Bonventre
Name:	Joe Bonventre
Title:	Vice President

H-1